Exhibit 99.1

          McGrath RentCorp Announces Third Quarter Results;
                         Q3 2003 EPS of $0.50

    LIVERMORE, Calif.--(BUSINESS WIRE)--xx--McGrath RentCorp (NASDAQ:
MGRC), a leading rental provider of modular buildings for classroom and office space, and test equipment for communications, fiber optic and general purpose needs, today announced revenues for the quarter ended September 30, 2003 of $34.9 million, compared to $42.0 million in third quarter 2002. The Company reported net income of $6.1 million, or $0.50 per share, compared to $8.5 million, or $0.68 per share, in third quarter 2002.
    Third quarter 2002 results included a nonrecurring expense reimbursement of $1.25 million related to the terminated Tyco merger, which increased net income by $0.8 million or $0.06 per share. For comparability, excluding the expense reimbursement, third quarter net income would have decreased 21% from $7.7 million, or $0.62 per share, in 2002 to $6.1 million, or $0.50 per share in 2003.
    The Company's Mobile Modular division had very high shipping levels of classroom product during the quarter, which were offset by unexpected project delays by customers, lower average rental rates and equipment returns. Mobile Modular's rental revenues decreased 3% and sales revenues decreased 11% contributing to a 5% overall decline in total revenues. The reduction in revenues led to a 23% decline of Mobile Modular's pre-tax income to $8.4 million, representing 82% of the Company's total pre-tax income for the quarter. For Enviroplex, the Company's classroom manufacturer, sales revenues declined 57% to $3.0 million as quarter end projects in process of $3.7 million caused a higher than expected backlog of $7.1 million compared to $2.8 million a year ago. The Company's RenTelco division increased quarterly rental revenues by 14% on a sequential basis to $3.4 million from $3.0 million in second quarter 2003 and contributed $1.2 million pre-tax earnings primarily as a result of selling underutilized equipment. The rental revenue increase may not be reflective of improving fundamentals, given the continuing difficult conditions throughout the telecommunications industry.
    "This quarter marks a return to sequential rental revenue growth for Mobile Modular from $15.2 million to $16.2 million, which had previously experienced three consecutive quarterly declines," stated Dennis Kakures, President and CEO. "Although we've had a very strong year in modular classroom rental bookings, we have also experienced unexpected project delays by customers, lower average rental rates from tightening budgets, and an increased number of equipment returns from completed projects. The impact of having had a very favorable year in modular classroom bookings combined with these off-setting factors has lowered the rental revenue growth rate in the third quarter. Despite these off-setting factors, we still are expecting our highest ever fourth quarter rental revenues for Mobile Modular, which makes us confident in reconfirming our previously provided guidance range of $1.75 to $1.85 per share. This higher run rate will also benefit us heading into 2004."
    Kakures continued, "Our communications test equipment business experienced its second sequential quarterly increase in rental revenues. This is the first time this has occurred since early 2001. Although the trend is encouraging, we do not believe it yet reflects a sustained recovery for the business."
    Total revenues for the nine months ended September 30, 2003, were $93.9 million compared to $110.2 million in the same nine-month period in 2002. Net income for the nine months ended September 30, 2003, was $15.7 million or $1.28 per share, compared to $4.9 million, or $0.39 per share, in the prior-year period. The nine-month 2002 results include noncash RenTelco impairment charges of $24.1 million, which reduced net income by $14.5 million or $1.15 per share and net nonrecurring income related to the terminated Tyco merger, which increased net income by $0.4 million, or $0.03 per share.

    THIRD QUARTER 2003 HIGHLIGHTS (AS COMPARED TO THIRD QUARTER 2002)

    -- Rental revenues decreased 3% to $19.6 million. Within rental revenues, Mobile Modular decreased 3% to $16.2 million primarily due to unexpected project delays by customers, lower average rental rates and equipment returns; and RenTelco decreased 2% to $3.4 million as a result of the severe and prolonged broad-based weakness in the telecommunications industry.

    -- Sales revenues decreased 32% to $10.7 million resulting from decreased equipment sales by Enviroplex, Mobile Modular and RenTelco. Overall gross profit on sales decreased from $3.9 million in 2002 to $3.4 million in 2003. Sales can fluctuate from quarter to quarter and year to year depending on customer requirements and funding.

    -- Depreciation of rental equipment remained at $3.2 million for the quarter. Within depreciation expense, Mobile Modular's depreciation expense increased 9% to $1.9 million and RenTelco's depreciation expense decreased 10% to $1.3 million, resulting primarily from the sale of underutilized electronics equipment.

    -- Operating cash flow decreased 24% to $13.8 million, primarily due to lower earnings for the quarter. Debt decreased $2.2 million to $56.0 million, with the Company's total liabilities to equity ratio increasing from 1.34 to 1 at June 30, 2003 to
        1.43 to 1 as of September 30, 2003. At September 30, 2003, the Company, under existing bank lines of credit, has capacity to borrow up to an additional $85.0 million.

    -- Dividend rate increased to $0.20 per share for the third quarter 2003. On an annualized basis, this dividend represented a 2.7% yield on the October 29, 2003 close price of $29.76.

    It is suggested that the press release be read in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Forms 10-Q.

    About McGrath RentCorp

    Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customer's temporary and permanent space needs in California and Texas. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. McGrath RentCorp's majority owned subsidiary, Enviroplex, Inc., manufactures and sells classrooms directly to school districts in California. The Company's RenTelco division rents and sells electronic test equipment and is recognized as the leader in communications and fiber-optic test equipment rentals throughout the U.S.
    CONFERENCE CALL NOTE: As previously announced in its press release of October 2, 2003, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 30, 2003 to discuss the third quarter 2003 results. To participate in the teleconference, dial 1-800-219-6110 (international callers dial 1-303-262-2075). In addition, a live Web cast and replay of the call may be found in the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.) or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 554966#.
    NON-GAAP FINANCIAL MEASURES: This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles
(GAAP). These differ from GAAP in that they exclude from the 2002 nine month results noncash impairment charges of $24.1 million, which were taken by the Company's RenTelco segment and primarily affected the carrying value of its communications rental equipment, and net nonrecurring income items related to the terminated merger with Tyco International of $0.4 million. McGrath RentCorp provides these measurements because they provide a consistent basis for comparison between quarters without the effect of one-time events. The net income and earnings per share contained in the attached unaudited financial statement are presented and have been calculated in accordance with GAAP.

    This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "estimates", "will", "should", "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These include our statements regarding guidance on per share earnings for 2003, the impact of high shipping levels of rental classrooms during the third quarter of 2003, the expectation of fourth quarter 2003 modular rental revenues to be the highest fourth quarter rental revenue level ever, the expected benefits of a higher run rate going into 2004, the expectation of a trend in sequential quarterly rental revenue increases for communications test equipment, and the annualized dividend yield. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, the condition of the telecommunications industry, new or modified statutory or regulatory requirements, continuing demand for modular products, timely delivery and installation of modular products, delays of future sales projects into 2004 and changing prices and market conditions. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release.


MCGRATH RENTCORP
Consolidated earnings, balance sheet and segment data follow:
(in thousands, except per share amounts)
----------------------------------------------------------------------

                                Three Months Ended  Nine Months Ended
                                    September 30       September 30
                                 -----------------  -----------------
                                     2003    2002      2003     2002
--------------------------------- -------- --------- -------- --------
REVENUES
--------
  Rental                          $19,592   $20,202  $56,252  $62,152
  Rental Related Services           4,350     4,483   11,554   12,773
                                 --------- --------- -------- --------
    Rental Operations              23,942    24,685   67,806   74,925
  Sales                            10,719    15,752   25,496   33,061
  Other                               194     1,513      598    2,204
                                 --------- --------- -------- --------
          Total Revenues           34,855    41,950   93,900  110,190
                                  ------- ----------- ------- --------

COSTS AND EXPENSES
------------------
  Direct Costs of Rental
   Operations
    Depreciation of Rental
     Equipment                      3,226     3,222    9,468   12,327
    Rental Related Services         2,501     2,362    6,874    6,913
    Impairment of Rental
     Equipment                         --         --      --    24,083
    Other                           5,323     4,135   14,544   14,076
                                  ------- ----------- ------- --------
          Total Direct Costs of
           Rental Operations       11,050     9,719   30,866   57,399
  Costs of Sales                    7,284    11,825   17,830   24,035
                                  ------- ----------- ------- --------
          Total Costs              18,334    21,544   48,716   81,434
                                  ------- ----------- ------- --------
             Gross Margin          16,521    20,406   45,184   28,756
  Selling and Administrative        5,623     5,084   16,873   17,103
                                  ------- ----------- ------- --------
    Income from Operations         10,898    15,322   28,311   11,653
  Interest                            647       951    2,085    3,175
                                  ------- ----------- ------- --------
    Income Before Provision for
     Income Taxes                  10,251    14,371   26,226    8,478
  Provision for Income Taxes        4,090     5,719   10,464    3,374
                                 --------- --------- -------- --------
    Income Before Minority
     Interest                       6,161     8,652   15,762    5,104
  Minority Interest in Income of
   Subsidiary                          95       159       89      182
                                 --------- --------- -------- --------
     Net Income                    $6,066    $8,493  $15,673   $4,922
                                 ========= ========= ======== ========

Earnings Per Share:
  Basic                             $0.50     $0.68    $1.29    $0.39
  Diluted                           $0.50     $0.68    $1.28    $0.39
Shares Used in Per Share
 Calculation:
  Basic                            12,080    12,483   12,127   12,462
  Diluted                          12,242    12,556   12,254   12,628


                                   September 30,        December 31,
BALANCE SHEET DATA                      2003                 2002
-------------------              -----------------   -----------------
Rental Equipment, net                  $232,443              $221,899
Total Assets                            337,087               313,134
Notes Payable                            55,961                55,523
Shareholders' Equity                    138,684               139,019


SEGMENT DATA
(UNAUDITED)   Modulars   Elec-        Enviro-    Corporate    Consoli-
                          tronics      plex         (1)        dated
              --------  --------     --------     --------    --------
Three Months
Ended
September 30,
-------------
2003
 Rental
  Revenues    $16,163      $3,429        $--          $--      $19,592
 Rental
  Related
  Services
  Revenues      4,199         151         --           --        4,350
 Sales and
  Other
  Revenues      5,917       2,009      2,987           --       10,913
 Total
  Revenues     26,279       5,589      2,987           --       34,855
 Depreciation
  of Rental
  Equipment     1,883       1,343         --           --        3,226
 Interest
  Expense
  (Income)
  Allocation      603          80        (36)          --          647
 Income before
  Provision
  for Income
  Taxes         8,395       1,212        644           --       10,251
 Rental
  Equipment
  Acquisitions 12,237       1,870         --           --       14,107
 Accounts
  Receivable,
  net (period
  end)         32,656       3,943      5,791           --       42,390
 Rental
  Equipment,
  at cost
  (period
   end)       303,021      36,509         --           --      339,530
 Rental
  Equipment,
  net book
  value
  (period
   end)       214,374      18,069         --           --      232,443
 Utilization
  (period end)
  (2)            85.8%       48.6%
 Average
  Utilization
  (2)            85.1%       47.1%

2002
 Rental
  Revenues    $16,717      $3,485        $--          $--      $20,202
 Rental
  Related
  Services
  Revenues      4,337         146         --           --        4,483
 Sales and
  Other
  Revenues      6,667       2,336      7,012        1,250       17,265
 Total
  Revenues     27,721       5,967      7,012        1,250       41,950
 Depreciation
  of Rental
  Equipment     1,729       1,493         --           --        3,222
 Interest
  Expense
  (Income)
  Allocation      866         141        (56)          --          951
 Income before
  Provision
  for Income
  Taxes        10,834       1,001      1,286        1,250       14,371
 Rental
  Equipment
  Acquisitions  2,807         773        --            --        3,580
 Accounts
  Receivable,
  net (period
  end)         30,889       3,647      5,828           --       40,364
 Rental
  Equipment,
  at cost
  (period
   end)       286,887      42,208         --           --      329,095
 Rental
  Equipment,
  net book
  value
  (period
   end)       201,656      23,666         --           --      225,322
 Utilization
  (period end)
  (2)            86.4%       44.7%
 Average
  Utilization
  (2)            86.1%       43.2%
----------------------------------------------------------------------

SEGMENT DATA
(UNAUDITED)   Modulars   Elec-        Enviro-    Corporate    Consoli-
                          tronics      plex         (1)        dated
              --------  --------     --------     --------    --------

Nine Months Ended
September 30,
-------------

2003
 Rental
  Revenues    $47,073       $9,179        $--        $--      $56,252
 Rental
  Related
  Services
  Revenues     11,152          402         --         --       11,554
 Sales and
  Other
  Revenues     13,253        5,729      7,112         --       26,094
 Total
  Revenues     71,478       15,310      7,112         --       93,900
 Depreciation
  of Rental
  Equipment     5,405        4,063         --         --        9,468
 Impairment of
  Rental
  Equipment        --           --         --         --           --
 Interest
  Expense
  (Income)
  Allocation    1,948          272       (135)        --        2,085
 Income before
  Provision
  for Income
  Taxes        23,397        2,233        596         --       26,226
 Rental
  Equipment
  Acquisitions 23,017        4,053         --         --       27,070
 Accounts
  Receivable,
  net (period
  end)         32,656        3,943      5,791         --       42,390
 Rental
  Equipment,
  at cost
  (period
   end)       303,021       36,509         --         --      339,530
 Rental
  Equipment,
  net book
  value
  (period
   end)       214,374       18,069         --         --      232,443
 Utilization
  (period end)
  (2)            85.8%        48.6%
 Average
  Utilization
  (2)            84.0%        45.2%

2002
 Rental
  Revenues    $49,664      $12,488        $--        $--      $62,152
 Rental
  Related
  Services
  Revenues     12,342          431         --         --       12,773
 Sales and
  Other
  Revenues     14,997        7,703     11,315      1,250       35,265
 Total
  Revenues     77,003       20,622     11,315      1,250      110,190
 Depreciation
  of Rental
  Equipment     5,165        7,162         --         --       12,327
 Impairment of
  Rental
  Equipment        --       24,083         --         --       24,083
 Interest
  Expense
  (Income)
  Allocation    2,705          634       (164)        --        3,175
 Income before
  Provision
  for Income
  Taxes        29,239      (22,892)     1,474        657        8,478
 Rental
  Equipment
  Acquisitions 14,051        2,099         --         --       16,150
 Accounts
  Receivable,
  net (period
  end)         30,889        3,647      5,828         --       40,364
 Rental
  Equipment,
  at cost
  (period
   end)       286,887       42,208         --         --      329,095
 Rental
  Equipment,
  net book
  value
  (period
   end)       201,656       23,666         --         --      225,322
 Utilization
  (period end)
  (2)            86.4%        44.7%
 Average
  Utilization
  (2)            86.0%        37.2%
----------------------------------------------------------------------

(1) Corporate includes nonrecurring items related to the terminated merger with Tyco International in 2002, which were not allocated to a specific segment.

(2) Utilization is calculated each month by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. The average utilization for the period is calculated using the average costs of rental equipment.


    CONTACT: McGrath RentCorp
             Thomas J. Sauer, 925-606-9200